EXHIBIT 99.1

Amtech Reports Second Quarter 2024 Results

TEMPE, Ariz., May 8, 2024 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications, today reported results for its second quarter ended March 31, 2024.

Second Quarter Fiscal 2024 Financial and Operational Results:

•
Net revenue of $25.4 million
•
GAAP operating income of $1.4 million
•
Net proceeds of $2.5 million from sale of corporate headquarters building
•
Debt payments of $6.4 million, ending the quarter with net cash position of $8.8 million
•
Non-GAAP operating income of $0.2 million (1)
•
GAAP net income of $1.0 million
•
Non-GAAP net loss of $0.2 million (1)
•
Customer orders of $19.8 million
•
Backlog of $44.3 million

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

“In the second quarter of fiscal 2024 we benefited from improvements in our cost structure and operational effectiveness. We exceeded the high-end of our guidance range with revenue of $25.4 million and, more importantly, we delivered adjusted EBITDA of $0.8 million despite continued softness in overall market demand. Over the past few quarters, we have better aligned the size of our organization to support current market demand and believe we have positioned the company to deliver strong operating results as the broader semiconductor market recovers,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q2	Q1	Q2	6 Months	6 Months
	FY 2024	FY 2024	FY 2023	2024	2023
Revenues, net	$25.4	$24.9	$33.3	$50.4	$54.9
Gross profit	$8.5	$8.2	$13.5	$16.7	$21.8
Gross margin	33.2%	33.0%	40.4%	33.1%	39.7%
Non-GAAP gross profit (1)	$8.6	$9.3	$13.5	$18.0	$21.8
Non-GAAP gross margin (1)	33.9%	37.5%	40.4%	35.7%	39.7%

GAAP operating income (loss)	$1.4	$(8.9)	$0.5	$(7.6)	$(2.2)
GAAP operating margin	5.4%	-35.9%	1.6%	-15.0%	-3.9%
Non-GAAP operating income (loss) (1)	$0.2	$(0.2)	$3.2	$(0.0)	$2.5
Non-GAAP operating margin (1)	0.7%	-0.8%	9.5%	0.0%	4.5%

GAAP net income (loss)	$1.0	$(9.4)	$3.2	$(8.4)	$0.5
GAAP net income (loss) per diluted share	$0.07	$(0.66)	$0.23	$(0.59)	$0.03
Non-GAAP net (loss) income (1)	$(0.2)	$(0.6)	$2.7	$(0.8)	$1.9
Non-GAAP net (loss) income per diluted share (1)	$(0.01)	$(0.04)	$0.19	$(0.06)	$0.14

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues increased 2% sequentially and decreased 24% from the second quarter of fiscal 2023. The sequential increase is primarily due to increased consumable sales in our Material and Substrate segment, as customers update their buying patterns and adjust inventory levels. The decrease from prior year is primarily attributable to lower sales across most of our product portfolio due to a slow-down in the broader semiconductor market.

In the second quarter of fiscal 2024, GAAP gross margin was flat sequentially and decreased compared to the same prior year period. In our semiconductor segment, GAAP gross margin was negatively affected by product mix and increased material costs, both primarily attributed to shipments of our horizontal diffusion furnaces. GAAP gross margin in our Material and Substrate segment increased sequentially and compared to the same prior year period due primarily to a more favorable product mix, with increased consumable sales partially offset by lower equipment sales. Non-GAAP gross margin decreased sequentially and compared to the same prior year period due primarily to a less favorable product mix and increased material costs, both primarily attributed to shipments of our horizontal diffusion furnaces.

Selling, General & Administrative (“SG&A”) expenses decreased $0.3 million on a sequential basis and decreased $3.2 million compared to the prior year period. The sequential decrease is due primarily to reductions in labor expenses and lower commissions and shipping expenses. Compared to the same prior year period, the decrease is due primarily to $1.5 million of lower acquisition expenses, $0.6 million of lower amortization expense, and reductions in labor, commissions and shipping expenses.

Research, Development and Engineering expenses decreased $0.7 million sequentially and decreased $0.6 million compared to the same prior year period due primarily to the timing of purchases related to specific projects in our Semiconductor segment.

During the second quarter of fiscal 2024, we sold our corporate headquarters building in Tempe, Arizona for a gain of $2.2 million and net cash proceeds of $2.5 million.

GAAP operating income was $1.4 million, compared to GAAP operating loss of $8.9 million in the first quarter of fiscal 2024 and GAAP operating income of $0.5 million in the same prior year period.

Non-GAAP operating income was $0.2 million, compared to non-GAAP operating loss of $0.2 million in the first quarter of fiscal 2024 and non-GAAP operating income of $3.2 million in the same prior year period.

GAAP net income for the second quarter of fiscal 2024 was $1.0 million, or 7 cents per share. This compares to GAAP net loss of $9.4 million, or 66 cents per share, for the preceding quarter and GAAP net income of $3.2 million, or 23 cents per share, for the second quarter of fiscal 2023.

Non-GAAP net loss for the second quarter of fiscal 2024 was $0.2 million, or 1 cent per share. This compares to non-GAAP net loss of $0.6 million, or 4 cents per share, for the preceding quarter and non-GAAP net income of $2.7 million, or 19 cents per share, for the second quarter of fiscal 2023.

Unrestricted cash and cash equivalents at March 31, 2024, were $13.0 million, compared to $13.1 million at September 30, 2023. Debt payments during the three months ended March 31, 2024 were $6.4 million. Net cash as of March 31, 2024 was $8.8 million compared to $7.0 million as of December 31, 2023.

In discussing financial results for the three and six months ended March 31, 2024 and 2023 and the three months ended December 31, 2023, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, expenses related to the discontinued product line, intangible asset impairment, gain on the sale of our Arizona headquarters, amortization of acquired intangible assets, acquisition expenses, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the third fiscal quarter ending June 30, 2024, we expect revenues in the range of $22 - 25 million with adjusted EBITDA nominally positive, which includes some expenses and production downtime with the BTU facility move. Although the near-term outlook for revenue and earnings remains challenging, we remain confident that the future prospects are strong for both our consumables and equipment serving advanced mobility and advanced packaging applications. We took actions during the first and second quarters of fiscal 2024, which will reduce Amtech's structural costs by approximately $6 million annually and better align product pricing with value. These steps should significantly improve results and enhance profitability through market cycles.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi.

Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call at 5:00 pm ET on Wednesday, May 8, 2024 to discuss our fiscal second quarter financial results. The call will be available to interested parties by dialing 1-888-886-7786. For international callers, please dial +1-416-764-8658. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications. We sell process equipment and services used in the fabrication of semiconductor devices, such as silicon carbide (SiC), silicon power, electronic assemblies and modules to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on growth opportunities which leverage our strengths in thermal and substrate processing. Amtech's products are recognized under the leading brand names BTU International, Entrepix, Inc., PR Hoffman™ and Intersurface Dynamics, Inc.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2023, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Lisa D. Gibbs
Chief Financial Officer
(480) 360-3756
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Mike Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2024	December 31, 2023	March 31, 2023	2024	2023
Amtech Systems, Inc.
Revenues, net	$25,433	$24,920	$33,310	$50,353	$54,868
GAAP gross profit	$8,451	$8,219	$13,470	$16,670	$21,773
Non-GAAP gross profit	$8,626	$9,341	$13,470	$17,967	$21,773
GAAP gross margin	33%	33%	40%	33%	40%
Non-GAAP gross margin	34%	37%	40%	36%	40%
GAAP operating income (loss)	$1,363	$(8,934)	$519	$(7,571)	$(2,161)
Non-GAAP operating income (loss)	$188	$(210)	$3,162	$(22)	$2,492
New orders	$19,771	$23,105	$34,266	$42,876	$59,495
Backlog	$44,316	$49,979	$65,838	$44,316	$65,838
Semiconductor Segment
Revenues, net	$17,441	$17,527	$22,047	$34,968	$38,934
GAAP gross profit	$5,040	$6,159	$8,931	$11,199	$15,103
Non-GAAP gross profit	$5,040	$6,159	$8,931	$11,199	$15,103
GAAP gross margin	29%	35%	41%	32%	39%
Non-GAAP gross margin	29%	35%	41%	32%	39%
GAAP operating income	$896	$1,081	$2,950	$1,977	$3,819
Non-GAAP operating income	$896	$1,192	$2,950	$2,088	$3,819
New orders	$12,061	$17,129	$24,606	$29,189	$45,690
Backlog	$39,455	$44,835	$54,767	$39,455	$54,767
Material and Substrate Segment
Revenues, net	$7,992	$7,393	$11,263	$15,385	$15,934
GAAP gross profit	$3,411	$2,060	$4,539	$5,471	$6,670
Non-GAAP gross profit	$3,586	$3,182	$4,539	$6,768	$6,670
GAAP gross margin	43%	28%	40%	36%	42%
Non-GAAP gross margin	45%	43%	40%	44%	42%
GAAP operating income (loss)	$900	$(7,844)	$297	$(6,943)	$930
Non-GAAP operating income	$1,300	$452	$1,938	$1,753	$2,571
New orders	$7,710	$5,976	$9,660	$13,687	$13,805
Backlog	$4,861	$5,144	$11,071	$4,861	$11,071

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Revenues, net	$25,433	$33,310	$50,353	$54,868
Cost of sales	16,982	19,840	32,834	33,095
Intangible asset impairment	—	—	849	—
Gross profit	8,451	13,470	16,670	21,773

Selling, general and administrative	8,252	11,434	16,819	20,624
Research, development and engineering	921	1,517	2,509	2,910
Gain on sale of fixed assets	(2,197)	—	(2,197)	—
Goodwill impairment	—	—	6,370	—
Intangible asset impairment	—	—	430	—
Severance expense	112	—	310	400
Operating income (loss)	1,363	519	(7,571)	(2,161)

Interest income	14	49	33	339
Interest expense	(193)	(155)	(391)	(157)
Foreign currency loss	—	(168)	(187)	(515)
Other	9	13	9	4
Income (loss) before income tax provision	1,193	258	(8,107)	(2,490)
Income tax provision (benefit)	223	(2,946)	281	(2,950)
Net income (loss)	$970	$3,204	$(8,388)	$460

Income (Loss) Per Share:
Net income (loss) per basic share	$0.07	$0.23	$(0.59)	$0.03
Net income (loss) per diluted share	$0.07	$0.23	$(0.59)	$0.03
Weighted average shares outstanding:
Basic	14,197	14,028	14,193	14,018
Diluted	14,209	14,157	14,193	14,142

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2024	September 30, 2023
Assets
Current Assets
Cash and cash equivalents	$13,000	$13,133
Accounts receivable (less allowance for credit losses of $115 and $146 at March 31, 2024 and September 30, 2023, respectively)	21,230	26,474
Inventories	31,308	34,845
Income taxes receivable	457	632
Other current assets	4,304	6,105
Total current assets	70,299	81,189
Property, Plant and Equipment - Net	9,476	9,695
Right-of-Use Assets - Net	9,784	11,217
Intangible Assets - Net	4,352	6,114
Goodwill	21,261	27,631
Deferred Income Taxes - Net	123	101
Other Assets	1,179	1,074
Total Assets	$116,474	$137,021
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$6,741	$10,815
Accrued compensation and related taxes	2,085	3,481
Accrued warranty expense	763	965
Other accrued liabilities	1,133	1,551
Current maturities of finance lease liabilities and long-term debt	4,243	2,265
Current portion of long-term operating lease liabilities	1,934	2,623
Contract liabilities	9,015	8,018
Total current liabilities	25,914	29,718
Finance Lease Liabilities and Long-Term Debt	65	8,422
Long-Term Operating Lease Liabilities	8,195	8,894
Income Taxes Payable	1,357	1,575
Other Long-Term Liabilities	52	47
Total Liabilities	35,583	48,656
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,208,795 and 14,185,977 at March 31, 2024 and September 30, 2023, respectively	142	142
Additional paid-in capital	127,658	126,963
Accumulated other comprehensive loss	(1,476)	(1,695)
Retained deficit	(45,433)	(37,045)
Total Shareholders’ Equity	80,891	88,365
Total Liabilities and Shareholders’ Equity	$116,474	$137,021

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended March 31,
	2024	2023
Operating Activities
Net (loss) income	$(8,388)	$460
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,572	1,887
Write-down of inventory	940	517
Goodwill impairment	6,370	—
Intangible asset impairment	1,279	—
Deferred income taxes	(22)	(3,172)
Non-cash share-based compensation expense	667	338
Gain on sale of property, plant and equipment	(2,197)	—
Provision for allowance for credit losses	—	156
Changes in operating assets and liabilities:
Accounts receivable	5,244	1,113
Inventories	2,617	(4,631)
Other assets	3,163	2,215
Accounts payable	(3,462)	(1,497)
Accrued income taxes	(42)	(1,192)
Accrued and other liabilities	(3,432)	(2,289)
Contract liabilities	998	768
Net cash provided by (used in) operating activities	5,307	(5,327)
Investing Activities
Purchases of property, plant and equipment	(1,976)	(976)
Proceeds from the sale of property, plant and equipment	2,700	—
Acquisition, net of cash and cash equivalents acquired	—	(35,498)
Net provided by provided by (used in) investing activities	724	(36,474)
Financing Activities
Proceeds from the exercise of stock options	28	331
Payments on long-term debt	(6,413)	(412)
Borrowings on long-term debt	—	12,000
Net cash (used in) provided by financing activities	(6,385)	11,919
Effect of Exchange Rate Changes on Cash and Cash Equivalents	221	741
Net Decrease in Cash and Cash Equivalents	(133)	(29,141)
Cash and Cash Equivalents, Beginning of Period	13,133	46,874
Cash and Cash Equivalents, End of Period	$13,000	$17,733

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2024	December 31, 2023	March 31, 2023	2024	2023
Amtech Systems, Inc. Gross Profit:
GAAP gross profit	$8,451	$8,219	$13,470	$16,670	$21,773
Write-down of inventory related to polishing equipment	175	273	-	448	-
Intangible asset impairment	-	849	-	849	-
Non-GAAP gross profit	$8,626	$9,341	$13,470	$17,967	$21,773

GAAP gross margin	33%	33%	40%	33%	40%
Non-GAAP gross margin	34%	37%	40%	36%	40%

Semiconductor Segment Gross Profit:
GAAP gross profit	$5,040	$6,159	$8,931	$11,199	$15,103
Write-down of inventory related to polishing equipment	-	-	-	-	-
Intangible asset impairment	-	-	-	-	-
Non-GAAP gross profit	$5,040	$6,159	$8,931	$11,199	$15,103

GAAP gross margin	29%	35%	41%	32%	39%
Non-GAAP gross margin	29%	35%	41%	32%	39%

Material and Substrate Segment Gross Profit:
GAAP gross profit	$3,411	$2,060	$4,539	$5,471	$6,670
Write-down of inventory related to polishing equipment	175	273	-	448	-
Intangible asset impairment	-	849	-	849	-
Non-GAAP gross profit	$3,586	$3,182	$4,539	$6,768	$6,670

GAAP gross margin	43%	28%	40%	36%	42%
Non-GAAP gross margin	45%	43%	40%	44%	42%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2024	December 31, 2023	March 31, 2023	2024	2023
Amtech Systems, Inc. Operating Income (Loss):
GAAP operating income (loss)	$1,363	$(8,934)	$519	$(7,571)	$(2,161)
Gain on sale of fixed assets	(2,197)	-	-	(2,197)	-
Building move expense	231	-	-	231	-
Acquisition expenses	-	-	1,524	-	2,970
Write-down of inventory related to polishing equipment	175	273	-	448	-
Amortization of acquired intangible assets	154	287	945	441	945
Stock compensation expense	350	317	174	667	338
Goodwill impairment	-	6,370	-	6,370	-
Intangible asset impairment	-	1,279	-	1,279	-
Severance expense	112	198	-	310	400
Non-GAAP operating income (loss)	$188	$(210)	$3,162	$(22)	$2,492

GAAP operating margin	5.4%	(35.9)%	1.6%	(15.0)%	(3.9)%
Non-GAAP operating margin	0.7%	(0.8)%	9.5%	(0.0)%	4.5%

Semiconductor Segment Operating Income:
GAAP operating income	$896	$1,081	$2,950	$1,977	$3,819
Severance expense	-	111	-	111	-
Non-GAAP operating income	$896	$1,192	$2,950	$2,088	$3,819

Material and Substrate Segment Operating Income (Loss):
GAAP operating income (loss)	$900	$(7,844)	$297	$(6,943)	$930
Acquisition expenses	-	-	696	-	696
Write-down of inventory related to polishing equipment	175	273	-	448	-
Amortization of acquired intangible assets	154	287	945	441	945
Goodwill impairment	-	6,370	-	6,370	-
Intangible asset impairment	-	1,279	-	1,279	-
Severance expense	71	87	-	158	-
Non-GAAP operating income	$1,300	$452	$1,938	$1,753	$2,571

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Six Months Ended March 31,
	March 31, 2024	December 31, 2023	March 31, 2023	2024	2023
Consolidated Net Income (Loss):
GAAP net income (loss)	$970	$(9,358)	$3,204	$(8,388)	$460
Gain on sale of fixed assets	(2,197)	-	-	(2,197)	-
Building move expense	231	-	-	231	-
Acquisition expenses	-	-	1,524	-	2,970
Write-down of inventory related to polishing equipment	175	273	-	448	-
Amortization of acquired intangible assets	154	287	945	441	945
Stock compensation expense	350	317	174	667	338
Goodwill impairment	-	6,370	-	6,370	-
Intangible asset impairment	-	1,279	-	1,279	-
Severance expense	112	198	-	310	400
Income tax provision related to acquisition	-	-	(3,164)	-	(3,164)
Non-GAAP net (loss) income	$(205)	$(634)	$2,683	$(839)	$1,949

Net (Loss) Income per Diluted Share:
GAAP net income (loss) per diluted share	$0.07	$(0.66)	$0.23	$(0.59)	$0.03
Gain on sale of fixed assets	(0.15)	-	-	(0.15)	-
Building move expense	0.02	-	-	0.01	-
Acquisition expenses	-	-	0.11	-	0.21
Write-down of inventory related to polishing equipment	0.01	0.02	-	0.03	-
Amortization of acquired intangible assets	0.01	0.02	0.06	0.03	0.07
Stock compensation expense	0.02	0.02	0.01	0.05	0.02
Goodwill impairment	-	0.45	-	0.45	-
Intangible asset impairment	-	0.09	-	0.09	-
Severance expense	0.01	0.02	-	0.02	0.03
Income tax provision related to acquisition	-	-	(0.22)	-	(0.22)
Non-GAAP net (loss) income per diluted share	$(0.01)	$(0.04)	$0.19	$(0.06)	$0.14

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

	Three Months Ended March 31, 2024	Six Months Ended March 31, 2024
Amtech Systems, Inc. EBITDA:
GAAP net income (loss)	$970	$(8,388)
Interest income	(14)	(33)
Interest expense	193	391
Income tax provision	223	281
Depreciation and amortization expense	720	1,572
EBITDA	2,092	(6,177)

Gain on sale of fixed assets	(2,197)	(2,197)
Building move expense	231	231
Write-down of inventory related to polishing equipment	175	448
Stock compensation expense	350	667
Goodwill impairment	-	6,370
Intangible asset impairment	-	1,279
Severance expense	112	310
Adjusted EBITDA	$763	$931